UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2014, Astronics Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) by and among the Company, Planesite Holdings Inc., an Illinois corporation (“Planesite”), the shareholders of Planesite (the “Sellers”) and Robert Abbinante, pursuant to which the Company has agreed to acquire all of the issued and outstanding capital stock of Planesite and its wholly owned subsidiary Armstrong Aerospace, Inc.

Under the terms of the Agreement, the total consideration for the transaction will be approximately fifty one million dollars ($51,000,000) (the “Purchase Price”) in cash. The closing of the sale is subject to the satisfaction of customary closing conditions. The deal is expected to close in January 2015.

The foregoing summary of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Agreement has been provided solely to inform the Company’s shareholders and investors of its terms. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Such shareholders and investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Planesite, Armstrong Aerospace, Inc., the Sellers, Robert Abbinante or any of their respective subsidiaries or affiliates.

On December 24, 2014, the Company issued a press release announcing entry into the Agreement. A copy of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

On December 24, 2014, in the press release announcing entry into the Agreement, the Company announced that it now expects 2015 revenue will be between $680 million to $725 million.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report including the exhibit hereto, shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Stock Purchase Agreement dated December 23, 2014

99.1	Press Release of Astronics Corporation dated December 24, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated: December 24, 2014	By:	/s/ David C. Burney
	Name:	David C. Burney
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Stock Purchase Agreement dated December 23, 2014

99.1	Press Release of Astronics Corporation dated December 24, 2014